CUSIP No. 16115Q209

Page 8 of 9 Pages

EXHIBIT 1
JOINT FILING AGREEMENT
                  The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Chart Industries, Inc. and any amendment thereto signed by each of the undersigned shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: August 9, 2005	ARTHUR S. HOLMES, TRUSTEE OF THE ARTHUR S. HOLMES TRUST DATED DECEMBER 20, 1993, AS RESTATED JANUARY 22, 1998 AND MARCH 4, 2003
	By:	/s/ William Appleton
William Appleton
Attorney-in-Fact*

Dated: August 9, 2005	CHRISTINE H. HOLMES, TRUSTEE OF THE CHRISTINE H. HOLMES TRUST DATED DECEMBER 20, 1993, AS RESTATED JANUARY 22, 1998 AND MARCH 4, 2003
	By:	/s/ William Appleton
William Appleton
Attorney-in-Fact*

*	Executed pursuant to a Power of Attorney, dated August 4, 2005, a copy of which is attached as Exhibit 3 to this Schedule 13D.